Exhibit 10.1

                             SECOND AMENDMENT TO
                    FOURTH AMENDED AND RESTATED AGREEMENT

SECOND AMENDMENT entered into on November 30, 1995 and effective as of January 1, 1993 to FOURTH AMENDED AND RESTATED AGREEMENT made and entered into as of January 1, 1993, as amended by a FIRST AMENDMENT effective as of January 1, 1993, by and between WALLACE COMPUTER SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and THEODORE DIMITRIOU of Mettawa, Illinois (hereinafter referred to as "Dimitriou").

                                  RECITALS

The Company and Dimitriou have previously entered into a Fourth Amended and Restated Agreement dated as of January 1, 1993, as amended by a First Amendment effective as of January 1, 1993 (the "Agreement"), pursuant to which Dimitriou has been serving the Company as its Chairman of the Board and a consultant. Through inadvertence and oversight, the provisions of Section F.3 did not accurately reflect the understanding of the parties when the Fourth Amended and Restated Agreement was signed. Instead of referring to Dimitriou's 72nd birthday (as is the case in Section C.1 (i)), Section F.3 refers to Dimitriou's 70th birthday, notwithstanding the intent to refer therein to his 72nd birthday (such intent being clearly expressed in the fourth sentence of Section F.3). The Company and Dimitriou now wish to enter into this Amendment so that the Agreement will properly and accurately reflect their understanding.

                                  AGREEMENT

The foregoing, the Company and Dimitriou hereby amend Section F.3 of the Agreement so that each of the references to "70th" in Section F.3 shall be changed to "72nd".

The Company and Dimitriou hereby acknowledge and agree that, in all other respects, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Company has caused this Amendment to be executed on its behalf by the Chairman of the Compensation Committee of its Board of Directors and Dimitriou has executed this Agreement, all on the day and year first above written.

                                   WALLACE COMPUTER SERVICES, INC.
ATTEST

   /s/ Michael T. Laudizio         By:          /s/ F. F. Canning
 ---------------------------           -----------------------------------
        Its Secretary              Chairman of the Compensation Committee
                                   of the Board of Directors